EXHIBIT 99.1
FOR IMMEDIATE RELEASE
Contact Sharon C. Davis
(713) 881-3674

ADAMS RESOURCES & ENERGY ANNOUNCES RETIREMENT OF CHIEF FINANCIAL OFFICER

Houston (August 29, 2016)--Adams Resources & Energy, Inc. (NYSE MKT:AE) announced today that Richard B. Abshire, Executive Vice President, Chief Financial Officer and Treasurer, is retiring effective August 31, 2016.  In order to ensure an orderly transition of his Company responsibilities, Mr. Abshire will continue to advise the Company as a consultant as necessary for the next few months.

Sharon C. Davis, the Company’s current Executive Vice President, Chief Operating Officer and Chief Accounting Officer will assume the duties of Chief Financial Officer and Treasurer on an interim basis.

Thomas S. Smith, Chairman and President, said, “Rick has been a devoted member of the Adams Resources team for 31 years, and we greatly appreciate his leadership and contributions and the role he has played in assuring the strength of the Company which we enjoy today.”

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Adams Resources & Energy, Inc., through its subsidiaries, is engaged in the business of marketing crude oil, tank truck transportation of liquid chemicals; and oil and gas exploration and production.